EXECUTION COPY

                                  AMENDMENT TO
          STANDARD TERMS AND CONDITIONS OF THE BLDRS INDEX FUNDS TRUST
                   DATED AND EFFECTIVE AS OF NOVEMBER 8, 2002

                                     BETWEEN

              NASDAQ FINANCIAL PRODUCTS SERVICES, INC. AS SPONSOR,

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                  This Amendment Agreement dated as of February 4, 2004 ("Amendment Agreement") between Nasdaq Financial Products Services, Inc. as sponsor ("Sponsor") and The Bank of New York as trustee ("Trustee") amends the document entitled "Standard Terms and Conditions of The BLDRS Index Funds Trust and Subsequent and Similar BLDRS Index Funds of The BLDRS Index Funds Trust dated and effective as of November 8, 2002 between Nasdaq Financial Products Services, Inc., as Sponsor and The Bank of New York, as Trustee" (hereinafter called the "Standard Terms"), and the document entitled "BLDRS Index Funds
Trust: BLDRS Asia 50 ADR Index Fund, BLDRS Developed Markets 100 ADR Index Fund, BLDRS Emerging Markets 50 ADR Index Fund and BLDRS Europe 100 ADR Index Fund Trust Indenture and Agreement dated November 8, 2002 incorporating by reference Standard Terms and Conditions of The BLDRS Index Funds Trust and Subsequent and Similar BLDRS Index Funds of The BLDRS Index Funds Trust dated and effective as of November 8, 2002"

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(hereinafter called the "Indenture") (the Standard Terms and the Indenture
hereinafter called the "Trust Documents").

                  WITNESSETH THAT:

                  WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the BLDRS Index Funds Trust ("Trust"); and

                  WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The definition in Article I of the Standard Terms of the term "Exchange" shall be deleted in its entirety.

2. A new defined term, "NASDAQ" shall be added to Article I of the Standard Terms and shall read as follows:

         "NASDAQ -     The NASDAQ Stock Market, Inc."

3. The definition in Article I of the Standard Terms of the term "Business Day" shall be deleted in its entirety and shall be replaced with the following definition, which shall read as follows:

         "Business Day -     Any day that that the NASDAQ is open for business,
                             or that the BLDRS Index Funds are open for business as required by Section 22(e) of the Investment
                             Company Act of 1940."


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

4. The definition in Article I of the Standard Terms of the term "License Agreement" shall be deleted in its entirety and shall be replaced with the following definition, which shall read as follows:

         "License Agreement -     The Agreement dated November 8, 2002 between
                                  the Licensor and the Sponsor under which the Sponsor has been granted the license to use certain trademarks and service marks of the Licensor."

5. The Standard Terms shall be amended in its entirety by deleting every instance of the defined term "Exchange" therein, including in the table of contents. All such deletions shall be replaced with the defined term "NASDAQ" and the sentence including such term amended as necessary so that each such replacement, and the other amendments herein, fits the context in which such term is used.

6. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraph 1 through 5 of this Amendment Agreement are made in compliance with the provisions of Section 10.01(a) thereof and that the parties hereto have determined in good faith that the changes contained in this Amendment Agreement will not adversely affect the interests of Beneficial Owners.


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

7. Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

8. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.

9. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

10. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.


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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.


                                    NASDAQ FINANCIAL PRODUCTS SERVICES, INC.
                                    as Sponsor

                                       By: /s/ John L. Jacobs
                                           -------------------
                                           Name: John L. Jacobs
                                           Title:  Chief Executive Officer




                                    THE BANK OF NEW YORK
                                    as Trustee

                                       By: /s/ Thomas J. Centrone
                                           ----------------------
                                           Name: Thomas J. Centrone
                                           Title:  Vice President


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